Securities And Exchange Commission

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

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Date of report (date of earliest event reported): March 26, 2007

CLEAN ENERGY COMBUSTION SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	333-88207 (Commission File Number)	98-0211550 (I.R.S. Employer Identification No.)

Suite 1480 – 777 Hornby Street Vancouver, British Columbia, Canada, V6Z 1S4
(Address of principal executive offices)         (Zip Code)

(604) 669-1560
(Registrant's telephone number, including area code)

7087 MacPherson Avenue, Burnaby, British Columbia, Canada, V5J 4N4
(Former name or former address, if changed since last report.)

Item 4.01     Changes In Registrant's Certifying Accountant

As of this date, Moore & Associates, Chartered located at 2675 S. Jones Blvd. Suite 109 Las Vegas, Nevada 89146 has replaced Staley, Okada & Partners as the Company’s auditors.  The former auditors, Staley, Okada & Partners, resigned subsequent to the sale of their firm to PricewaterhouseCoopers LLP.

Item 9.01     Financial Statements and Exhibits

Exhibits

 16.1       Letter re change in certifying accountant

Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated at Vancouver, British Columbia, Canada, this 26th day of March, 2007.

CLEAN ENERGY COMBUSTION SYSTEMS, INC., a Delaware corporation
By: /s/ John Maskell Corporate Secretary (Director)
By: /s/ Doug Wilson Doug Wilson President and Director